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                                  Exhibit 3
                                  ---------
                               VOTING AGREEMENT
                               ----------------

          AGREEMENT dated as of February 3, 1998 by and among the person identified as a Shareholder of TRESCOM INTERNATIONAL, INC., a Florida corporation (the "Company"), on the signature page below (the "Shareholder") and
                  -------                                      -----------
PRIMUS TELECOMMUNICATIONS GROUP, INC., a Delaware corporation (the "Purchaser").
                                                                    ---------

          WHEREAS, the Shareholder owns, as of the date hereof, 220,032 shares of Common Stock (the "Existing Shares", together with any shares of common
                      ---------------
stock, par value $.0419 per share, of the Company (the "Common Stock"), acquired
                                                        ------------
after the date hereof and prior to the termination hereof (including shares of Common Stock acquired pursuant to the exercise of employee stock options issued by the Company (the "Options")), hereinafter collectively referred to as the
                     -------
"Shares");
-------

          WHEREAS, concurrently herewith, the Company and Purchaser are entering into an Agreement and Plan of Merger (the "Merger Agreement") for the merger of
                                           ----------------
a subsidiary of the Company with and into the Company (the "Merger");
                                                            ------

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and in reliance upon Shareholder's representations, warranties, covenants and agreements hereunder, the Purchaser has requested that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement;

          WHEREAS, to induce the Purchaser to enter into the Merger Agreement, the Shareholder is willing to execute and deliver this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

1.   Agreement to Vote.  The Shareholder hereby agrees that, except as expressly
     -----------------
set forth below, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, the Shareholder shall: (a) vote the Shares in favor of the Merger; (b) vote the Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; (c) vote the Shares against any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger including, but not limited to, (i) any extraordinary corporate transaction (other than the Merger), such as a merger, other business combination, reorganization or liquidation involving the Company, (ii) a sale or transfer of a material amount of assets of the Company or any of its Subsidiaries, (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by the Purchaser, (iv) any material change in the present capitalization of the Company, or (v) any other material change in the corporate
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structure or business of the Company; and (d) without limiting the foregoing, consult with the Purchaser prior to any such vote and vote such Shares in such manner as is determined by the Purchaser to be in compliance with the provisions of this Section 1. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement. In furtherance thereof, the Shareholder hereby grants to the Purchaser an irrevocable proxy to vote the Shares in accordance with the terms and conditions of this Agreement, it being understood that such proxy is coupled with an interest. Notwithstanding the foregoing, if the Board of Directors of the Company enters into an agreement with another person or entity to effect a Superior Offer (as defined in the Merger Agreement), and the Company is not otherwise in violation of its obligations under Section 5(g) of the Merger Agreement, then the obligations of the Shareholder set forth in this
Section 1, and the proxy granted by this Section 1, may be terminated by the Shareholder.

2.   Representations and Warranties of the Shareholder.  The Shareholders
     -------------------------------------------------
represents and warrants to the Purchaser as follows:

     2.1. Ownership of Shares.  On the date hereof the Existing Shares are all
          -------------------
of the Shares currently beneficially owned (which, for purposes of this Agreement shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, that beneficial ownership shall be determined solely with reference to Shares over which such person has voting power as described in subsection (a)(1) of such Rule) by the Shareholder or any Affiliate (as defined in the Merger Agreement) of the Shareholder. On the Closing Date (as defined in the Merger Agreement), the Shares will constitute all of the shares of Common Stock owned beneficially by the Shareholder or any Affiliate of the Shareholder. The Shareholder does not have any rights to acquire any additional shares of Common Stock. The Shareholder currently has with respect to the Existing Shares, and at Closing will have with respect to the Shares, good, valid and marketable title, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase, voting agreements or voting trusts, and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable Federal and State securities laws).

     2.2. Power; Binding Agreement.  The Shareholder has the full legal right,
          ------------------------
power and authority to enter into and perform all of the Shareholder's obligations under this Agreement. The execution and delivery of this Agreement by the Shareholder will not violate any other agreement to which the Shareholder is a party including, without limitation, any voting agreement, stockholder's
agreement or voting trust.   This Agreement has been duly executed and delivered
by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement, nor the consummation by the Shareholder of the transactions contemplated hereby, will (a) require any consent or approval of or filing with any governmental or other regulatory body, or (b) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of' any kind to which the Shareholder is a party or by which the Shareholder is bound.

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     2.3. Finder's Fees.  No person is, or will be, entitled to any commission
          -------------
or finder's fees from the Shareholder in connection with this Agreement or the transactions contemplated hereby, exclusive of any commission or finder's fees referred to in the Merger Agreement.

3.   Representations and Warranties of the Purchaser.  The Purchaser represents
     -----------------------------------------------
and warrants to the Shareholder as follows:

     3.1. Authority.  The Purchaser has full legal right, power and authority to
          ---------
enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by the Purchaser will not violate any other agreement to which the Purchaser is a party. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser, enforceable in accordance with its terms. Neither the execution of this Agreement nor the consummation by the Purchaser of the transactions contemplated hereby will (a) require any consent or approval of or filing with any governmental or other regulatory body, or (b) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which the Purchaser is a party or by which it is bound.

     3.2. Finder's Fees.  No person is, or will be, entitled to any commission
          -------------
or finder's fee from the Purchaser in connection with this Agreement or the transactions contemplated hereby, exclusive of any commission or finder's fees referred to in the Merger Agreement.

4.   Termination.  This Agreement (other than the provisions of Sections 5 and
     -----------
6, which shall survive any termination of this Agreement) shall terminate on the earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) the date immediately following the termination of the Merger Agreement in accordance with its terms, and (c) October 31, 1998. the foregoing is in addition to the termination rights of the Shareholder set forth in Section 1 above.

5.   Expenses.  Except as provided in Section 18, each party hereto will pay all
     --------
of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers.

6.   Confidentiality.  The Shareholder recognizes that successful consummation
     ---------------
of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to these matters. In this connection, pending public disclosure, the Shareholder agrees that it will not disclose or discuss these matters with anyone (other than officers, directors, legal counsel and advisors of the Shareholder, the Purchaser or the Company) not a party to this Agreement, without prior written consent of the Purchaser, except for filings required pursuant to the Exchange Act, and the rules and regulations thereunder, or disclosures which the Shareholder's legal counsel advises in writing are necessary in order to fulfill the Shareholder's obligations imposed by law, in which event the Shareholder shall give prompt prior notice of such disclosure to the Purchaser.

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7.   Certain Covenants of the Shareholder.
     ------------------------------------

     7.1. Except in accordance with the provisions of this Agreement, the Shareholder agrees, prior to the termination of this Agreement as provided in
Section 4 above, not to, directly or indirectly:

          (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares; or

          (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or

          (c) take any action to encourage, initiate or solicit any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement), engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal, or otherwise assist or facilitate any effort or attempt by any person or entity (other than the Company, or their officers, directors, representatives, agents, affiliates or associates) to make or implement an Acquisition Proposal. The Shareholders will immediately cease and cause to be terminated any existing activities, discussions or negotiations on its part with any parties conducted heretofore with respect to any of the foregoing, and will notify the Company promptly if they become aware of any such inquiries or that any proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be instituted or continued with, the Company (or its officers, directors, representatives, agents, affiliates or associates), such notice to include the material terms communicated.

     7.2. The Shareholder agrees, while this Agreement is in effect, to notify the Purchaser promptly of the number of any shares of Common Stock acquired by the Shareholder after the date hereof.

8.   Survival of Representations and Warranties.  All representations,
     ------------------------------------------
warranties, covenants and agreements made by the Shareholder or the Purchaser in this Agreement shall survive regardless of any investigation at any time made by or on behalf of any party.

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9.   Notices.  All notices or other communications required or permitted
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hereunder shall be in writing (except as otherwise provided herein), given in the manner provided in the Merger Agreement, and shall be deemed duly given when received, addressed as follows:


                         If to the Purchaser:

                         Primus Telecommunications Group, Inc.
                         2070 Chain Bridge Road
                         Vienna, VA 22102
                         Attention:  K. Paul Singh, Chairman and CEO
                         Facsimile:  (703) 902-2814

                         With a copy to:

                         Pepper Hamilton LLP
                         3000 Two Logan Square
                         Philadelphia, PA  19103-2799
                         Attention: James D. Epstein, Esquire
                         Facsimile:  (215) 981-4750

                         If to the Shareholder:

                         c/o TresCom International, Inc.
                         200 East Broward Blvd.
                         Ft. Lauderdale, FL 33301
                         Facsimile:  (954) 463-4353

                         With a copy to:

                         Kelley Drye & Warren LLP
                         Two Stamford Plaza
                         281 Tresser Boulevard
                         Stamford, Connecticut  06901-3229
                         Fax:  (203) 351-8115
                         Attention:  John T. Capetta, Esq.; or

10.  Entire Agreement; Amendment.  This Agreement, together with the documents
     ---------------------------
expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter. This Agreement may not be modified, amended,

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altered or supplemented except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.

11.  Assigns.  This Agreement shall be binding upon and inure to the benefit of
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the parties hereto and their respective successors, assigns and personal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

12.  Governing Law.  Except as expressly set forth below, this Agreement shall
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be governed by and construed in accordance with the laws of the State of
Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In addition, each of the Shareholders and the Purchaser hereby agree that any dispute arising out of this Agreement or the Merger shall be heard in the primary trial court of the State of Florida or in the United States District Court for the Southern District of Florida and, in connection therewith, each party to this Agreement hereby consents to the jurisdiction of such courts and agrees that any service of process in connection with any dispute arising out of this Agreement or the Merger may be given to any other party hereto by certified mail, return receipt requested, at the respective addresses set forth in Section 9 above.

13.  Injunctive Relief.  The parties agree that in the event of a breach of any
     -----------------
provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to obtain in any court of competent jurisdiction a decree of specific performance or to enjoin the continuing breach of such provision, in each case without the requirement that a bond be posted, as well as to obtain damages for breach of this Agreement. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

14.  Counterparts; Facsimile Signatures.  This Agreement may be executed,
     ----------------------------------
including execution by facsimile, in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

15.  Severability.  Any term or provision of this Agreement which is invalid or
     ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

16.  Further Assurances.  Each party hereto shall execute and deliver such
     ------------------
additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

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17.  Third Party Beneficiaries.  Nothing in this Agreement, expressed or
     -------------------------
implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

18.  Legal Expenses.  In the event any legal proceeding is commenced by any
     --------------
party to this Agreement to enforce or recover damages for any breach of the provisions hereof, the prevailing party in such legal proceeding shall be entitled to recover in such legal proceeding from the losing party such prevailing party's costs and expenses incurred in connection with such legal proceedings, including reasonable attorneys fees.

19.  Amendment and Modification.  This Agreement may be amended, modified and
     --------------------------
supplemented by a written document executed by the Purchaser and the Shareholder.



                 [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be executed by its duly authorized officers, and the Shareholders have duly executed this Agreement, each as of the date and year first above written.


                              PURCHASER:

                              PRIMUS TELECOMMUNICATIONS GROUP, INC.


                              By: /s/ K Paul Singh
                                 ----------------------------------------
                                   K. Paul Singh, Chief Executive Officer

                              SHAREHOLDER:



                              ____________________________________________
                                           Wesley T. O'Brien

          IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be executed by its duly authorized officers, and the Shareholders have duly executed this Agreement, each as of the date and year first above written.


                              PURCHASER:

                              PRIMUS TELECOMMUNICATIONS GROUP, INC.


                              By:________________________________________
                                   K. Paul Singh, Chief Executive Officer

                              SHAREHOLDER:


                                       /s/ Wesley T. O'Brien
                              --------------------------------------------
                                           Wesley T. O'Brien